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                                                                     EXHIBIT 3.5

                             CERTIFICATE OF TRUST
                                      OF
                              MRM CAPITAL TRUST I


          This Certificate of Trust of MRM Capital Trust I (the "Trust"), dated February 3, 2000, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801, et seq.) (the "Act").
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          1.   Name.  The name of the business trust formed by this Certificate
               ----
of Trust is MRM Capital Trust I.

          2.   Delaware Trustee. The name and business address of the trustee
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of the Trust with its principal place of business in the State of Delaware are
Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801,
Attention: Corporate Trust Administration.

          3.   Effective Date.  This Certificate of Trust shall be effective
               --------------
upon filing with the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                  CHASE MANHATTAN BANK DELAWARE, not in its individual capacity but solely as trustee


                                  By:   /s/ Denis Kelly
                                        ------------------------------------
                                        Name:  Denis Kelly
                                        Title: Assistant Vice President


                                  CHASE MANHATTAN TRUST COMPANY, NATIONAL
                                  ASSOCIATION, not in its individual capacity but solely as trustee


                                  By:   /s/ Karen Vera
                                        ------------------------------------
                                        Name:  Karen Vera
                                        Title: Assistant Vice President